REVISED SCHEDULE A

To the Investment Management Agreement, dated December 2, 2004, by and between Allianz Life Advisers, LLC (now Allianz Investment Management LLC) and Allianz Variable Insurance Products Fund of Funds Trust.

Fees payable to the Manager pursuant to Section 4 hereof shall be at the following annual rates for each Fund:

AZL Balanced Index Strategy Fund	0.05%
AZL DFA Multi-Strategy Fund	0.05%
AZL MVP Balanced Index Strategy Fund	0.10%
AZL MVP Global Balanced Index Strategy Fund	0.10%
AZL MVP DFA Multi-Strategy Fund	0.20%
AZL MVP Fidelity Inst. Asset Mgmt. Multi-Strategy Fund	0.10%
AZL MVP Fusion Dynamic Balanced Fund	0.20%
AZL MVP Fusion Dynamic Conservative Fund	0.20%
AZL MVP Fusion Dynamic Moderate Fund	0.20%
AZL MVP Growth Index Strategy Fund	0.10%
AZL MVP Moderate Index Strategy Fund	0.10%
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	0.10%

The management fee shall be accrued and paid to the Manager pursuant to Section 4 of the Investment Management Agreement.

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust

By:
Name:	Michael J. Tanski
Title:	Vice President, Operations

Allianz Investment Management LLC

By:
Name:	Brian J. Muench
Title:	President

Updated: 10/1/2020

ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated December 2, 2004, by and between Allianz Life Advisers, LLC (now Allianz Investment Management LLC) and Allianz Variable Insurance Products Fund of Funds Trust.

Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates until such time as this Attachment 1 is further revised. The following reduced rates may not be increased or terminated prior to April 30, 2022.

Fund	Rate
(Average Net Assets in Millions (M) for Funds with Breakpoints)

All Assets

AZL MVP DFA Multi-Strategy Fund	0.10%

All Assets

AZL MVP Fusion Dynamic Balanced Fund	0.15%*

All Assets

AZL MVP Fusion Dynamic Conservative Fund	0.15%*

All Assets

AZL MVP Fusion Dynamic Moderate Fund	0.15%*

*Effective	January 1, 2021

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust

By:
Name:
Title:

Allianz Investment Management LLC

By:
Name:
Title:

Updated: 10/1/2020